                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Plains Resources Inc. of our report dated March 29, 1999, except as to Note 22 which is as of September 20, 1999, relating to the financial statements appearing in Plains Resources Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Houston, Texas
November 17, 1999

                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Plains Resources Inc. of our report dated April 30, 1999 relating to the financial statements of the Scurlock Permian Businesses (a division of Marathon Ashland Petroleum LLC) and our report dated April 30, 1999 relating to the financial statements of Scurlock Permian Corporation (the predecessor entity to the Scurlock Permian Businesses), which appears in the Current Report on Form 8-K of Plains Resources Inc. dated June 28, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
November 17, 1999